UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 6, 2019

ADIENT PLC

(Exact name of registrant as specified in its charter)

Ireland	001-37757	98-1328821
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

25-28 North Wall Quay, IFSC

Dublin 1, Ireland

(Address of principal executive offices)

Registrant’s telephone number, including area code: 734-254-5000

Not Applicable

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of class	Trading symbol(s)	Name of exchange on which registered
Ordinary Shares, par value $0.001	ADNT	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

Senior First Lien Notes

On May 6, 2019, Adient US LLC (“Adient US”), a wholly-owned subsidiary of Adient plc (“Adient”), entered into an indenture (the “Indenture”) relating to the issuance of $800 million aggregate principal amount of Senior First Lien Notes (the “Notes”), by and between Adient US and U.S. Bank National Association, as trustee (the “Trustee”). Proceeds from the sale of the Notes, together with borrowings under Adient US’s New Term Loan Credit Agreement (as defined below) and ABL Credit Agreement (as defined below) were used (i) to repay the outstanding indebtedness and terminate commitments under Adient’s existing credit agreement, (ii) to pay related premiums, fees and expenses in connection with the refinancing and entering into and funding of the new credit facilities and (iii) for working capital and other general corporate purposes.

The Notes mature on May 15, 2026 and bear interest at a rate of 7.00% per annum. Interest on the Notes is payable semi-annually in arrears on November 15 and May 15 of each year, commencing on November 15, 2019.

Adient US may redeem the Notes, in whole or in part, at any time prior to May 15, 2022, at a price equal to 100% of the principal amount of the Notes redeemed plus accrued and unpaid interest to the redemption date and a “make-whole premium.” Thereafter, Adient US may redeem the Notes, in whole or in part, at established redemption prices, plus accrued and unpaid interest. In addition, on or prior to May 15, 2022, Adient US may redeem up to 35% of the aggregate principal amount of the Notes with the net cash proceeds from certain equity offerings at established redemption prices. Further, at any time and from time to time during the 36-month period following the issue date of the Notes, Adient US may redeem up to 10% of the aggregate principal amount of the Notes during each twelve-month period commencing with the issue date of the Notes at a redemption price of 103% of the aggregate principal amount thereof plus accrued and unpaid interest, if any, to, but excluding, the redemption date.

If Adient US experiences a change of control (as defined in the Indenture), Adient US must offer to repurchase the Notes at a repurchase price equal to 101% of the principal amount of the Notes to be repurchased, plus accrued and unpaid interest, if any, to the applicable repurchase date.

The Notes are senior obligations of Adient US and rank equally in right of payment with all of Adient US’s other existing and future senior debt. In addition, the Notes are guaranteed by Adient and certain of Adient’s subsidiaries party to the Indenture as guarantors as well as certain of Adient’s subsidiaries that executed a supplemental indenture to the Indenture on May 6, 2019. The Notes and the guarantees are secured pari passu with obligations under the New Term Loan Credit Agreement on a first-priority basis by substantially all of the tangible and intangible assets of Adient US and the guarantors, other than collateral subject to a first-priority lien under the ABL Credit Agreement, consisting of, among other things, accounts receivable, inventory and bank accounts (and funds on deposit therein), in which the Notes and the guarantees have a second-priority security interest, in each case, subject to certain exceptions.

The Indenture contains covenants that, among other things, restrict the ability of Adient and its restricted subsidiaries to:

•	create certain liens and enter into sale and lease-back transactions;

•	create, assume, incur or guarantee certain indebtedness;

•	pay dividends or make other distributions on, or repurchase or redeem, Adient’s capital stock or certain other debt;

•	make other restricted payments; and

•	consolidate or merge with, or convey, transfer or lease all or substantially all of Adient’s and its restricted subsidiaries’ assets, to another person.

These covenants are subject to a number of other limitations and exceptions set forth in the Indenture.

The Indenture provides for customary events of default, including, but not limited to, failure to pay principal and interest, failure to comply with covenants, agreements or conditions, and certain events of bankruptcy or insolvency involving Adient and its significant subsidiaries.

The description of the Notes, the Indenture and the supplemental indenture contained in this Current Report on Form 8-K (“Form 8-K”) is qualified in its entirety by reference to the complete text of the Indenture and the supplemental indenture which are filed as Exhibits 4.1 and 4.2 hereto and is incorporated herein by reference.

New Term Loan Credit Agreement

On May 6, 2019 (the “Closing Date”), Adient US and Adient Global Holdings S.à r.l. (“Global Holdings”, and together with Adient US, the “New Term Loan Borrowers”), a wholly-owned subsidiary of Adient, entered into a new term loan credit agreement (the “New Term Loan Credit Agreement”) providing for a five-year $800 million senior secured term loan facility, by and between the New Term Loan Borrowers, the lenders party thereto and Bank of America, N.A., as administrative agent and the collateral agent (the “Term Loan Agent”). On the Closing Date, the New Term Loan Borrowers borrowed the full $800 million of initial term loans available under the New Term Loan Credit Agreement. The New Term Loan Credit Agreement also permits the New Term Loan Borrowers to incur incremental term loans in an aggregate amount not to exceed the greater of $750 million and an unlimited amount subject to a pro forma first lien secured net leverage ratio of not greater than 1.75 to 1.00 and certain other conditions. Closing Date borrowings under the New Term Loan Credit Agreement, together with proceeds from the sale of the Notes and borrowings under the ABL Credit Agreement, were used (i) to repay the outstanding indebtedness and terminate commitments under Adient’s existing credit agreement, (ii) to pay related premiums, fees and expenses in connection with the refinancing and entering into and funding of the new credit facilities and (iii) for working capital and other general corporate purposes.

The New Term Loan Credit Agreement will mature on May 6, 2024. The New Term Loan Credit Agreement will amortize in equal quarterly installments at a rate of 1.00% per annum of the original principal amount thereof, with the remaining balance due at final maturity. Interest on the New Term Loan Credit Agreement will accrue at the Eurodollar rate plus an applicable margin equal to 4.25% (with one 0.25% step down based on achievement of a specific secured net leverage level starting with the fiscal quarter ending December 31, 2019).

The obligations under the New Term Loan Credit Agreement are guaranteed by Adient and certain of Adient’s subsidiaries. The New Term Loan Credit Agreement and the guarantees are secured pari passu with obligations under the Notes on a first-priority basis by substantially all of the tangible and intangible assets of the New Term Loan Borrowers and the guarantors, other than collateral subject to a first-priority lien under the ABL Credit Agreement, consisting of, among other things, accounts receivable, inventory and bank accounts (and funds on deposit therein), in which the New Term Loan Credit Agreement and the guarantees have a second-priority security interest, in each case, subject to certain exceptions.

The New Term Loan Credit Agreement contains covenants that are usual and customary for facilities and transactions of this type and that, among other things, restrict the ability of Adient and its restricted subsidiaries to:

•	create certain liens and enter into sale and lease-back transactions;

•	create, assume, incur or guarantee certain indebtedness;

•	pay dividends or make other distributions on, or repurchase or redeem, Adient’s capital stock or certain other debt;

•	make other restricted payments; and

•	consolidate or merge with, or convey, transfer or lease all or substantially all of Adient’s and its restricted subsidiaries’ assets, to another person.

These covenants are subject to a number of other limitations and exceptions set forth in the New Term Loan Credit Agreement.

The New Term Loan Credit Agreement provides for customary events of default, including, but not limited to, failure to pay principal and interest, failure to comply with covenants, agreements or conditions, and certain events of bankruptcy or insolvency involving Adient and its significant subsidiaries.

The description of the New Term Loan Credit Agreement contained in this Form 8-K is qualified in its entirety by reference to the complete text of the New Term Loan Credit Agreement which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

ABL Credit Agreement

On May 6, 2019, Adient US, together with the other borrowers (the “ABL Borrowers”), and obligors party thereto, entered into a revolving credit agreement (the “ABL Credit Agreement”) governing its secured asset-based revolving credit facility (the “ABL Credit Facility”) with the lenders party thereto (the “Lenders”) and JPMorgan Chase Bank, N.A., as administrative agent and collateral agent (in such capacity, the “ABL Agent”). The ABL Credit Agreement provides for a revolving line of credit up to $1,250 million, including a North American subfacility of up to $950 million and a European subfacility of up to $300 million, subject to borrowing base capacity. The North American subfacility consists of a U.S. revolving subfacility of up to $825 million and a U.S. FILO subfacility of up to $125 million. On the Closing Date, certain of the ABL Borrowers borrowed $49.6 million under the U.S. Filo subfacility. Letters of credit are limited to the lesser of (x) $150 million, subject to certain limitations, and (y) the aggregate unused availability under the applicable subfacility then in effect. Subject to certain conditions, the ABL Credit Facility may be expanded by up to $250 million in additional commitments. Subject to currencies available under the applicable subfacility, loans under the ABL Credit Facility may be denominated, depending on the subfacility being drawn, in U.S. dollars, euros, pounds sterling or Swedish Kroner.

Closing Date borrowings under the ABL Credit Facility, together with proceeds from the sale of the Notes and borrowings under the New Term Loan Credit Agreement, were used (i) to repay the outstanding indebtedness and terminate commitments under Adient’s existing credit agreement, (ii) to pay related premiums, fees and expenses in connection with the refinancing and entering into and funding of the new credit facilities and (iii) for working capital and other general corporate purposes.

The ABL Credit Facility will mature on May 6, 2024, provided that if 91 days prior to the maturity date (the “springing maturity date”) the loans outstanding under the New Term Loan Credit Agreement are in an aggregate principal amount of more than $250 million with a stated maturity date that will occur not later than 91 days after the maturity date, the maturity date will be the springing maturity date. Interest is payable on the ABL Credit Facility (other than the U.S. FILO subfacility) at a fluctuating rate of interest determined by reference to the Eurodollar rate plus an applicable margin of 1.50% to 2.00%. Interest is payable on the U.S. FILO subfacility at a fluctuating rate of interest determined by reference to the Eurodollar rate plus an applicable margin of 2.25% to 2.75%.

The Borrowers may borrow only up to the lesser of the level of the then-current borrowing base and the committed maximum borrowing capacity of $1,250 million, subject to caps in each jurisdiction.

The obligations under the ABL Credit Agreement are guaranteed by Adient and certain of Adient’s subsidiaries. The ABL Credit Agreement and the guarantees are secured on a first-priority lien on all accounts receivable, inventory and bank accounts (and funds on deposit therein) of the ABL Borrowers, the obligors and the guarantors and a second-priority lien on all of the tangible and intangible assets (second in priority to the liens securing the Notes and the New Term Loan Credit Agreement) of such persons, in each case, subject to certain exceptions.

The ABL Credit Agreement contains covenants that are usual and customary for facilities and transactions of this type and are substantially the same as covenants in the New Term Loan Credit Agreement. The ABL Credit Facility also requires the maintenance of a Consolidated Fixed Charge Coverage Ratio (as defined in the ABL Credit Agreement) of 1.00 to 1.00 at the end of each fiscal quarter when excess availability is less than the greater of $100 million and 10% of the borrowing base.

The ABL Credit Agreement provides for customary events of default that are substantially the same as events of default in the New Term Loan Credit Agreement. In the case of an event of default arising from specified events of bankruptcy or insolvency, all outstanding obligations under the ABL Credit Agreement will become due and payable immediately without further action or notice.

The description of the ABL Credit Agreement contained in this Form 8-K is qualified in its entirety by reference to the complete text of the ABL Credit Agreement which is filed as Exhibit 10.2 hereto and is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 is incorporated into this Item 2.03 by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

EXHIBIT INDEX

Exhibit No.	Exhibit Description

4.1	Indenture, dated as of May 6, 2019, among Adient US LLC, the guarantors party thereto from time to time and U.S. Bank National Association, as Trustee and Collateral Agent, relating to the $800.0 million aggregate principal amount of 7.00% senior first lien notes due 2026 (the “Indenture”).

4.2	Supplemental Indenture, dated as of May 6, 2019, among Adient Fabrics Spain, S.A.U., Michel Thierry Unit Components, S.L.U., Adient Seating Holding Spain, S.L.U., Adient Seating Spain, S.L.U., Adient Automotive, S.L.U., Adient Real Estate Holding Spain, S.L.U. and U.S. Bank National Association, relating to the Indenture.

10.1	Term Loan Credit Agreement, dated as of May 6, 2019, among Adient US LLC, Adient Global Holdings S.à r.l., the lenders party thereto and Bank of America, N.A., as Administrative Agent and Collateral Agent.

10.2	Revolving Credit Agreement, dated as of May 6, 2019, among Adient US LLC, the other borrower subsidiaries party thereto, the lenders party thereto, the issuing banks party thereto and JPMorgan Chase Bank, N.A., as administrative agent and collateral agent.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADIENT PLC

Date: May 6, 2019	By:	/s/ Cathleen A. Ebacher
	Name:	Cathleen A. Ebacher
	Title:	Vice President, General Counsel and Secretary